Case Name: Interstate Bakeries
Corporation & All Subsidiaries                          Case No: 04-45814-jwv-11

                  Consolidated Monthly Operating Report Summary
                 For The Four Weeks Ended and as of July 1, 2006
                 -----------------------------------------------

REVENUE
-------
Gross Income                                                                                     $            239,037,044
Less Cost of Goods Sold                                                                                       115,607,647
             Ingredients, Packaging & Outside Purchasing               $            59,759,122
             Direct & Indirect Labor                                                44,244,695
             Overhead & Production Administration                                   11,603,830
Gross Profit
                                                                                                              123,429,397
                                                                                                   -----------------------

OPERATING EXPENSES
------------------
Owner - Draws/Salaries                                                                       -
Selling & Delivery Employee Salaries                                                55,443,329
Advertising and Marketing                                                            3,372,082
Insurance (Property, Casualty, & Medical)                                           11,836,780
Payroll Taxes                                                                        4,660,061
Lease and Rent                                                                       3,657,312
Telephone and Utilities                                                              1,140,117
Corporate Expense (Including Salaries)                                               6,192,800
Other Expenses                                                                      29,163,184 (i)
Total Operating Expenses                                                                                      115,465,665
                                                                                                   -----------------------
             EBITDA                                                                                             7,963,732
Restructuring & Reorganization Charges                                               2,736,532 (ii)
Depreciation and Amortization                                                        5,437,455
Abandonment                                                                             11,821
Other(Income)/Expense                                                                   (1,554)
Gain/Loss Sale of Prop                                                                       -
Interest Expense                                                                     4,237,839
Operating Income (Loss)                                                                                        (4,458,361)
Income Tax Expense (Benefit)                                                          (318,084)
                                                                                                   -----------------------
Net Income (Loss)                                                                                $            (4,140,277)
                                                                                                   =======================


CURRENT ASSETS
--------------
             Accounts Receivable at end of period                                                $            151,018,768
             Increase (Decrease) in Accounts Receivable for period                                                 41,913
             Inventory at end of period                                                                        65,651,537
             Increase (Decrease) in Inventory for period                                                          257,895
             Cash at end of period                                                                             74,473,414 (iii)
             Increase (Decrease) in Cash for period                                                            (3,703,839)(iii)
             Restricted Cash                                                                                   86,453,932 (iv)
             Increase (Decrease) in Restricted Cash for period                                                    100,473

LIABILITIES
-----------
             Increase (Decrease) Liabilities Not Subject to Compromise                                         (8,409,700)
             Increase (Decrease) Liabilities  Subject to Compromise                                                43,080
             Taxes payable:
                  Federal Payroll Taxes                                $            10,020,753
                  State/Local Payroll Taxes                                          3,422,649
                  State Sales Taxes                                                    862,702
                  Real Estate and
                      Personal Property Taxes                                       11,760,921
                 Other (see attached supplemental schedule)                          4,696,563
                  Total Taxes Payable                                                                          30,763,588

See attached supplemental schedule for footnoted information.


IBC
Other Taxes Payable - Supplemental Schedule for period ended
July 1, 2006

                               Description                                Amount
                               -----------                                ------
              Use Tax                                         $                    798,998
              Accr. Franchise Tax                                                1,292,430
              Other Taxes                                                        2,605,135
                                                                ---------------------------

              Total Other Taxes Payable                       $                  4,696,563
                                                                ===========================


                                                                        1st Period
                                                                        ----------
(i) Other Expenses included the following items:
              Employee benefit costs                                            13,396,302
              Facility costs (excluding lease expense)                             960,320
              Distribution/transportation costs                                 11,558,839
              Local promotional costs                                              912,849
              Miscellaneous                                                      2,334,874
                                                                ---------------------------
                                                              $                 29,163,184
                                                                ===========================

(ii) Restructuring and reorganization expenses for the period included:
              Restructuring expenses
                   (Gain)/loss on sale of assets                                         0
                   Asset impairments                                                     0
                   Other                                                           328,467
              Reorganization expenses
                  Professional fees                                              2,254,680
                  Interest income                                                 (174,672)
                  Adjustments to lease rejection expense                               700
                 KERP & restructuring bonus plans                                  327,357
                  (Gain)/loss on sale of assets                                          0
                                                                ---------------------------
                                                              $                  2,736,532
                                                                ===========================

(iii) As first disclosed in the company's monthly operating report for the period ended March 4, 2006, we have reclassified in accordance with GAAP our negative book cash balances for certain of the banks at which we maintain accounts. Accordingly, the ending cash balances of $74.5 million at July 1, 2006 does not reflect $15.9 million of issued and outstanding checks classified in accounts payable. Had we not implemented this accounting reclassification, our reported cash balance would have been $58.6 million.

(iv) Restricted cash represents cash held as collateral pursuant to IBC's debtor-in-possession financing agreement.

Note: Capital expenditures for the period totaled approximately $0.6 million. These expenditure levels are significantly lower than historic capital spending levels prior to the commencement of the pending bankruptcy reorganization proceedings.

            EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION
                      CONSOLIDATED MONTHLY OPERATING REPORT
                            DATED AS OF JULY 1, 2006


1. This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended July 1, 2006 and balances of and period changes in certain of the Company's accounts as of July 1, 2006, is preliminary, unaudited and subject to material change prior to the filing of the Company's fiscal 2004, 2005 and 2006 Annual Reports on Form 10-K and the fiscal 2005, 2006 and 2007 Quarterly Reports on Form 10-Q with the Securities and Exchange Commission (SEC). This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

2. This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR does not reflect certain quarter and year end adjustments that are generally recorded upon review of major accounts prior to the end of each quarterly filing period. In addition, items included in these results for the period ended July 1, 2006 may relate to different periods or fiscal years and such items may be reflected in different quarters and fiscal years when the Company files its fiscal 2004, 2005 and 2006 Annual Reports on Form 10-K and its fiscal 2005, 2006 and 2007 Quarterly Reports on Form 10-Q.

3. This MOR is not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) with regard to the following items (which list is not purported to be inclusive of every reason for non-GAAP compliance of this report):

     a. The Company has not completed the process of reconciling and identifying its pre- and post-petition liabilities and those liabilities that will be subject to compromise. As such, liabilities classified as subject to compromise may change materially in future reports.

     b. This MOR may not reflect all non-cash asset valuation charges that could be identified due to financial circumstances leading to our bankruptcy filing on September 22, 2004 and our restructuring activities undertaken during fiscal 2005 and 2006. We have not yet completed our fiscal 2006 quarterly reviews for impaired operating assets. We may be required to reflect additional impairment charges related to our intangibles, namely trademarks and trade names, as well as to our income tax assets, property, plant and equipment and other operating assets.

     c. This MOR does not include certain financial statements and explanatory footnotes, including disclosures required under GAAP.

     d. This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than a GAAP-based SEC reporting format.

     e. Certain items related to results presented herein are under research and may impact results presented herein. This MOR, as presented, may not be revised or corrected for such changes/adjustments. In addition, the MOR does not reflect certain quarterly and year end adjustments as explained above.

4. The Company has not yet completed the preparation of its fiscal 2004, 2005 or 2006 financial statements and related regulatory filings and further work on these financials could impact results as presented.

5. The following items are included in liabilities subject to compromise at period end:

                                                                  (In thousands)
     Trade accounts payable                                          $137,489
     Deferred compensation plan liabilities                             3,383
     Supplemental executive retirement plan (SERP) liabilities         10,621
     Legal reserves                                                    12,155
     Domestic and income taxes payable                                 14,644
     General liability claims not collateralized                        2,600
     Convertible bonds and accrued interest                           100,667
     Settlement of capital lease transaction                            6,125
     Pre-petition outstanding checks                                    1,125
     Operating lease rejections                                         3,394
     Other                                                              6,544
                                                                 -------------
                                                                     $298,747
                                                                 =============

    We are currently researching the potential classification of certain liabilities as "liabilities subject to compromise". These liabilities include, but are not limited to: a) certain deferred compensation/long-term disability accruals; b) SERP plan accruals; c) general liability self-insurance reserves; d) restructuring reserves; e) reserves for legal matters; f) environmental reserves; g) domestic tax liabilities; h) capital lease liabilities; i) long-term debt and convertible bonds and related interest accruals and debt fees; j) restricted stock liabilities; k) income taxes payable, and l) liabilities related to the reconciliation of bankruptcy claims. Such items may be reflected differently in future financial statements based upon this research.

6. As of July 1, 2006 the Company had not borrowed under its $200 million debtor-in-possession credit facility, which is subject to a borrowing base formula based on its level of eligible accounts receivable, inventory, certain real property and reserves. The credit facility was utilized to support the issuance of letters of credit primarily in support of the Company's insurance programs. There were $105.8 million of letters of credit outstanding as of July 1, 2006, which were partially collateralized by $86.5 million of restricted cash as shown on the MOR. The amount of the credit facility available for borrowing was $72.8 million as of July 1, 2006. In addition to the borrowing base formula, each borrowing under the debtor-in-possession credit facility is subject to its terms and conditions, including the absence of an event of default thereunder.